UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018

MACQUARIE INFRASTRUCTURE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32384 Commission File Number	43-2052503 (I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip code)

(212) 231-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Atlantic Aviation Credit Agreement

On December 6, 2018, Atlantic Aviation FBO Inc. (“AA FBO”), a wholly-owned indirect subsidiary of Macquarie Infrastructure Corporation (“MIC” or the “Company”), entered into a credit agreement, dated as of December 6, 2018 (the “New AA Credit Agreement”), among AA FBO, Atlantic Aviation FBO Holdings LLC (“Holdings”), the direct parent of AA FBO, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the several lenders party thereto. The New AA Credit Agreement provides for a 7-year, $1,025 million senior secured first lien term loan facility and a 5-year, $350 million senior secured first lien revolving credit facility. The New AA Credit Agreement also provides for an uncommitted incremental facility that permits AA FBO, subject to certain conditions, to increase the term loan facility by up to the greater of (i) $260 million and (ii) 100% of Consolidated EBITDA (as defined in the New AA Credit Agreement) for the prior four fiscal quarter period plus an additional amount if certain senior secured leverage ratio or total leverage ratio requirements are maintained. Proceeds of the term loan facility and up to $35 million of the revolving credit facility are expected to be used (i) to repay amounts outstanding under AA FBO’s existing credit agreement dated as of October 7, 2016 (the “Prior AA Credit Agreement”) and (ii) to pay a dividend in an amount not to exceed any amounts remaining after repayment of the Prior AA Credit Agreement (x) to redeem in full $350 million aggregate principal amount of the Company’s outstanding 2.875% Convertible Senior Notes due July 15, 2019 and (y) as a return of equity contributions previously made by the Company (the proceeds of which were used by AA FBO to repay revolving loans under the Prior AA Credit Agreement) in an amount not to exceed $300 million. Proceeds of the revolving credit facility are also expected to be used for working capital and other general corporate purposes (including up to $50 million of the revolving credit facility available for letters of credit).

Material terms of the facilities are as follows:

	Term Loan Facility	Revolving Credit Facility

Borrower	AA FBO	AA FBO

Facilities	$1,025 million senior secured first lien term loan facility	$350 million senior secured first lien revolving credit facility

Interest rate and fees	LIBOR plus 3.75% or Alternate Base Rate (“ABR”) plus 2.75%. ABR is the highest of (i) the prime rate, (ii) the federal funds rate plus 0.5% and (iii) one-month LIBOR plus 1.0%.	LIBOR plus 1.50% to 2.25% or ABR plus 0.50% to 1.25%, in each case depending on total leverage ratio. Commitment fee: 0.25% to 0.35% on the undrawn portion, depending on total leverage ratio.

Maturity	7 years from closing date	5 years from closing date

Mandatory prepayment

With net proceeds from certain sales of assets or from certain insurance recoveries in excess of $10,000,000 in the aggregate on an annual basis and $5,000,000 on an individual basis, that are not reinvested.

With net proceeds of certain debt issuances by Holdings, AA FBO and its restricted subsidiaries (other than certain permitted debt).

With 50% of net proceeds from an IPO of AA FBO (or a parent holding company thereof).

Commencing with the fiscal quarter ending December 31, 2019, if the total leverage ratio exceeds 4.50:1.00, with a percentage of excess cash flow ranging from 25% to 75%, (depending on total leverage ratio).

	Term Loan Facility	Revolving Credit Facility

Optional repayment	Prepayment without premium or penalty, except in connection with certain repricing events within 12 months of the closing date, in which case, subject to a premium of 1% of the amount prepaid.	Prepayment without premium or penalty.

Distribution covenant

Distributions permitted if no event of default and if total leverage ratio, pro forma for such distributions, is less than 4.50 to 1.00.

Additional Distributions permitted, subject to no event of default, not to exceed the greater of (x) $50,000,000 and (y) 20% of Consolidated EBITDA on an annual basis.

Distributions permitted with certain proceeds of an IPO, subject to no event of default.

Distributions permitted if no event of default and if total leverage ratio, pro forma for such distributions, is less than 4.50 to 1.00.

Additional Distributions permitted, subject to no event of default, not to exceed the greater of (x) $50,000,000 and (y) 20% of Consolidated EBITDA on an annual basis.

Distributions permitted with certain proceeds of an IPO, subject to no event of default.

Additional negative covenants	Limitations on, among other things, incurrence of debt, liens, fundamental changes, asset sales, investments, prepayments of certain junior debt, affiliate transactions and sale and leasebacks, in each case subject to certain exceptions.	Limitations on, among other things, incurrence of debt, liens, fundamental changes, asset sales, investments, prepayments of certain junior debt, affiliate transactions and sale and leasebacks, in each case subject to certain exceptions.

Events of default	Failure to pay interest, principal or fees, failure to comply with covenants, change in control, breach of representations and warranties, insolvency events, ERISA events, judgments, cross default and cross acceleration to material debt, invalidity of loan documents, guarantees or material security interests, invalidity of certain subordination provisions.	Failure to pay interest, principal or fees, failure to comply with covenants, change in control, breach of representations and warranties, insolvency events, ERISA events, judgments, cross default and cross acceleration to material debt, invalidity of loan documents, guarantees or material security interests, invalidity of certain subordination provisions.

Financial covenants	None	Maintenance of a maximum total leverage ratio of 5.50 to 1.00 subject to an equity cure right.

Guarantees	Guaranteed jointly and severally on a senior secured first lien basis by Holdings and certain subsidiaries of AA FBO.	Guaranteed jointly and severally on a senior secured first lien basis by Holdings and certain subsidiaries of AA FBO.

Collateral	First priority security interest in (x) the equity securities of AA FBO and certain of its subsidiaries and (y) the personal and material real property of Holdings, AA FBO and certain of its subsidiaries (in each case subject to certain exceptions).	First priority security interest in (x) the equity securities of AA FBO and certain of its subsidiaries and (y) the personal and material real property of Holdings, AA FBO and certain of its subsidiaries (in each case subject to certain exceptions).

Certain of the lenders under the New AA Credit Agreement and their related entities have provided, and may in the future provide, commercial and investment banking or other financial services to the Company and its businesses for which they have received, and may in the future receive, customary compensation and expense reimbursement.

IMTT Credit Agreement Amendment

On December 5, 2018, ITT Holdings LLC (“ITT LLC”), a wholly owned direct subsidiary of IMTT Holdings LLC and a wholly owned indirect subsidiary of the Company, entered into the Second Amendment to Credit Agreement (the “Amendment”), dated as of December 5, 2018, among ITT LLC, IMTT-Quebec Inc. and IMTT-NTL, Ltd. as Canadian borrowers, the guarantors party thereto, SunTrust Bank, as administrative agent, and the lenders party thereto, to the Credit Agreement, dated as of May 21, 2015, as amended (the “IMTT Credit Agreement”). The Amendment provides for (i) a $550 million revolving credit facility for ITT LLC, (ii) the Canadian dollar equivalent of a $50 million revolving credit facility for the Canadian borrowers and (iii) a $509 million bond purchase facility.

The Amendment extends the maturity date of the revolving credit facilities from May 21, 2020 to December 5, 2023, and extends the maturity date of the bond purchase facility from May 21, 2022 to December 5, 2025. The Amendment also increases certain baskets under the covenants in the IMTT Credit Agreement and modifies certain related definitions in a manner generally favorable to the borrowers. In connection with the Amendment, supplemental indentures were entered into with respect to the $509 million of outstanding Gulf Opportunity Zone Bonds, Louisiana Public Facilities Authority Revenue Bonds, Industrial Development Board of the Parish of Ascension Revenue Bonds and New Jersey Economic Development Authority Bonds (collectively, the “Tax Exempt Bonds”). The Tax Exempt Bonds were reissued and sold to certain lenders under the IMTT Credit Agreement pursuant to the bond purchase facility. The supplemental indentures provide for (i) an interest rate on the Tax Exempt Bonds of 80% of one month LIBOR plus applicable margin plus 0.45% and (ii) an extension of the date on which holders have the right to require repurchase of the Tax Exempt Bonds from May 21, 2022 to December 5, 2025.

Certain of the lenders under the IMTT Credit Agreement and the Amendment and their related entities have provided, and may in the future provide, commercial and investment banking or other financial services to the Company and its businesses, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The press release announcing the New AA Credit Agreement and the Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

Item 1.02 Termination of a Material Definitive Agreement.

On December 6, 2018, in connection with entering into the New AA Credit Agreement, the Prior AA Credit Agreement was terminated. Existing letters of credit under the Prior AA Credit Agreement are being rolled over or transferred to the New AA Credit Agreement.

Certain of the lenders under the Prior AA Credit Agreement and their related entities have provided, and may in the future provide, commercial and investment banking or other financial services to the Company and its businesses for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Macquarie Infrastructure Corporation dated December 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2018

MACQUARIE INFRASTRUCTURE
CORPORATION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title Chief Executive Officer